EXHIBIT 99.1

Repros Announces Negative Opinion From the EMA for Enclomiphene

THE WOODLANDS, Texas, Jan. 26, 2018 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.®, (Nasdaq:RPRX) ("Repros" or the "Company") today announced that, consistent with the previously disclosed guidance from the European Medicines Agency (EMA), the CHMP (Committee for Medicinal Products for Human Use), a committee of the EMA, has formally issued a negative opinion for the centralized marketing authorization application (MAA) for enclomiphene for the treatment of secondary hypogonadism previously submitted to the EMA by the Company's U.K. subsidiary, Renable Pharma Limited.

About Repros Therapeutics Inc.®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Notice to Investors

A tender offer by Allergan plc (“Allergan”) for the outstanding shares of common stock of Repros has been previously announced and commenced on December 29, 2017.  The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock are only being made pursuant to an offer to purchase and related materials that Allergan and its wholly owned subsidiary, Allergan Sales, LLC (“Parent”) and Celestial Merger Sub, Inc., a wholly owned subsidiary of Parent (“Purchaser”) first filed with the Securities and Exchange Commission on December 29, 2017. At the time the offer commenced, Parent and Purchaser filed a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, the Company, Parent and Purchaser have filed other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. All of the tender offer materials (and all other materials filed by the Company with the Securities and Exchange Commission) are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained by directing a request to Allergan’s Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting the Company at (281) 719-3400.

INVESTORS AND STOCKHOLDERS OF REPROS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Repros Cautionary Statement Regarding Forward-Looking Statements

All of the statements in this communication, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent and Purchaser. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to how many Company stockholders will tender their shares of the Company’s common stock in the tender offer; (ii) the possibility that competing offers will be made; (iii) the possibility that various closing conditions for the transaction may not be satisfied or waived; (iv) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee; (v) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (vi) the possibility that the transaction may not be timely completed, if at all; and (vii) that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that could cause actual results to differ materially include those set forth in the Company’s SEC reports, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017. The Company assumes no obligation and does not intend to update these forward-looking statements, except as expressly required by law.

Contact:
Kathi Anderson
anderson@reprosrx.com
281-719-3454